UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2024
Summit Midstream Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42201	99-3056990
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
910 Louisiana Street, Suite 4200
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(Registrants’ telephone number, including area code): (832) 413-4770
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note
As previously disclosed, on December 2, 2024, Summit Midstream Corporation, a Delaware corporation (the “Company”), completed the transaction contemplated in the Business Contribution Agreement, dated as of October 1, 2024, by and among the Company, Summit Midstream Partners, LP, a Delaware limited partnership (“SMLP”), and Tall Oak Midstream Holdings, LLC, a Delaware limited liability company (“Tall Oak Parent”), pursuant to which Tall Oak Parent contributed all of its equity interests in Tall Oak Midstream Operating, LLC, a Delaware limited liability company (“Tall Oak”), to the Company in exchange for certain cash and equity consideration from the Company (the “Transaction”).
Item 1.01 Entry into a Material Definitive Agreement.
Second Supplemental Indenture
On December 4, 2024, subsequent to completion of the Transaction, Summit Midstream Holdings, LLC, a Delaware limited liability company (the “Issuer”), Tall Oak, Tall Oak Woodford, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Tall Oak (“Woodford”), VM ARKOMA Stack, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Tall Oak (“Arkoma”), BCZ Land Holdings, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Arkoma (“BCZ” and, together with Tall Oak, Woodford and Arkoma, the “Guarantors”), and Regions Bank, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), entered into (a) that certain supplemental indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of July 26, 2024, among the Issuer, the guarantors party thereto, the Trustee and the Collateral Agent, pursuant to which each of the Guarantors provided a guarantee of the $575,000,000 in aggregate principal amount of the Issuer’s 8.625% Senior Secured Second Lien Notes due 2029 and (b) that certain Supplement No. 2 (the “Collateral Agreement Supplement”) to the Collateral Agreement, dated as of July 26, 2024 (as amended, restated, supplemented or otherwise modified, the “Collateral Agreement”), among the Issuer, the pledgors party thereto and the Collateral Agent, pursuant to which each of the Guarantors granted a lien and security interest in substantially all of its personal property as security for the payment in full and performance of the Secured Obligations (as defined in the Collateral Agreement), subject to the ICA Joinder (as defined below).
The foregoing descriptions of the Second Supplemental Indenture and the Collateral Agreement Supplement are only summaries and are subject to, and entirely qualified by reference to, the full text of the Second Supplemental Indenture and the Collateral Agreement Supplement, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, to this Form 8-K and which are incorporated herein by reference.
Joinder to ABL Agreement and Intercreditor Agreement
On December 4, 2024, subsequent to completion of the Transaction, the Guarantors and Bank of America, N.A., as administrative agent (the “ABL Agent”), entered into (a) that certain Joinder Agreement (the “Joinder Agreement”) to that certain Amended and Restated Loan and Security Agreement, dated as of July 26, 2024 (as amended, restated, supplemented or otherwise modified, the “ABL Agreement”), among the Issuer, the Company, SMLP, the guarantors party thereto, and the ABL Agent, pursuant to which each of the Guarantors (x) granted a lien and security interest in substantially all of its personal property as security for the payment in full and performance of the Obligations (as defined in the ABL Agreement) and (y) guaranteed the Obligations (as defined in the ABL Agreement) and (b) that certain Grantor Joinder Agreement (the “ICA Joinder”) to that certain Intercreditor Agreement dated as of November 2, 2021 (as amended by that certain Notice and Reaffirmation of Intercreditor Agreement dated as of July 26, 2024, the “Intercreditor Agreement”) among the Issuer, the Agent, Regions Bank and the other parties party thereto, pursuant to which each of the Guarantors will become a party to the Intercreditor Agreement.
The foregoing description of the Joinder Agreement and the ICA Joinder are only a summary of such documents and are subject to, and entirely qualified by reference to, the full text of the Joinder Agreement and the ICA Joinder, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 to this Form 8-K and which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1
Second Supplemental Indenture, dated December 4, 2024, among Summit Midstream Holdings, LLC, Tall Oak Midstream Operating, LLC, Tall Oak Woodford, LLC, VM ARKOMA Stack, LLC, BCZ Land Holdings, LLC and Regions Bank, as trustee and collateral agent.

10.1*
Supplement No. 2 to the Collateral Agreement, dated December 4, 2024, among Tall Oak Midstream Operating, LLC, Tall Oak Woodford, LLC, VM ARKOMA Stack, LLC, BCZ Land Holdings, LLC and Regions Bank, as collateral agent.

10.2*	Joinder Agreement, dated December 4, 2024, between Tall Oak Midstream Operating, LLC, Tall Oak Woodford, LLC, VM ARKOMA Stack, LLC, BCZ Land Holdings, LLC and Bank of America, N.A.
10.3	Grantor Joinder Agreement to the Intercreditor Agreement, dated December 4, 2024, by Tall Oak Midstream Operating, LLC, Tall Oak Woodford, LLC, VM ARKOMA Stack, LLC and BCZ Land Holdings, LLC.
*Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Corporation
(Registrant)

Dated:	December 6, 2024	/s/ Matthew B. Sicinski
Matthew B. Sicinski, Senior Vice President and Chief Accounting Officer
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